UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2010

BAYLAKE CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	001-16339	39-1268055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

217 North Fourth Avenue Sturgeon Bay, Wisconsin	54235
(Address of principal executive offices)	(Zip code)

                    (920) 743-5551

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Effective December 29, 2010, Baylake Corp., a registered bank holding company (the “Company”) and its wholly-owned bank subsidiary, Baylake Bank, a state-chartered bank and a member of the Federal Reserve System (the “Bank”) entered into a written agreement with the Federal Reserve Bank of Chicago (“Reserve Bank”) and the State of Wisconsin Department of Financial Institutions (the “DFI”) (the final written agreement, as executed by the parties, is herein called the “Written Agreement”).  A copy of the Written Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by this reference.

Under the terms of the Written Agreement, the Bank has agreed to develop and submit for approval within the time periods specified therein written plans to: (a) further reduce the Bank’s concentration of commercial real estate loans; (b) improve the Bank’s position with respect to loans, relationships, or other assets in excess of $0.5 million which are now or in the future become past due more than 90 days, are on the Bank’s problem loan list, or adversely classified in any report of examination of the Bank; (c) review and revise, as appropriate, the Bank’s current policy for determining, documenting and recording an adequate allowance for loan and lease losses and maintain sound processes for compliance with the same; and (d) improve the Bank’s earnings and overall condition.

In addition, the Bank has agreed that it will: (a) not extend, renew or restructure any credit that has been criticized by the Reserve Bank or the DFI absent prior board of directors’ approval in accordance with the restrictions in the Written Agreement; and (b) eliminate all assets or portions of assets classified as “loss” and thereafter charge off all assets classified as “loss” in a federal or state report of examination, unless otherwise approved by the Reserve Bank.

In addition, the Company has agreed that it will: (a) not take any other form of payment representing a reduction in the Bank’s capital or make any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities absent prior regulatory approval; (b) refrain from incurring or guaranteeing any debt without the prior written approval of the Reserve Bank; and (c) refrain from purchasing or redeeming any shares of its stock without the prior written consent of the Reserve Bank.

Under the terms of the Written Agreement, both the Company and the Bank have agreed to: (a) submit for approval plans to maintain sufficient capital at the Company, on a consolidated basis, and the Bank, on a stand-alone basis; (b) comply with applicable notice provisions with respect to the appointment of new directors and senior executive officers of the Company and the Bank and legal and regulatory limitations on indemnification payments and severance payments; and (c) refrain from declaring or paying dividends absent prior regulatory approval.

This description of the Written Agreement is a summary and does not purport to be a complete description of all of the terms of such agreement and is qualified in its entirety by reference to the copy of the Written Agreement filed with this Current Report.

The Directors of the Company and the Bank have recognized and unanimously agree with the goal of financial soundness represented by the Written Agreement and have confirmed the intent of the Directors and senior management of the Company and the Bank to diligently seek to comply with all requirements specified in the Written Agreement.

Item 8.01.

Other Events.

Loan Sale

During the fourth quarter of 2010, the Bank placed a pool of loans for sale through a loan sale advisor with an aggregate principal amount of $10.3 million and a carrying amount of $7.0 million.  An offer of $3.6 million was accepted on certain loans in the pool with an aggregate principal amount of $7.9 million and a carrying value of $5.3 million and the sale closed on December 29, 2010.  A loss on the sale of loans of $1.8 million was recorded by the Bank upon consummation of the sale, including loan sale fees in the amount of $0.1 million incurred in connection with the transaction.

The above transactions will result in a reduction of the Bank’s nonperforming loans of approximately $5.3 million during the quarter ended December 31, 2010 and have a $1.8 million negative impact on the Company’s earnings for the fourth quarter and year ending December 31, 2010.

Additional Risk Factors

The following additional risk factors are associated with the Written Agreement and should be read in conjunction with the Risk Factors set forth under Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and other documents filed with the SEC:

•

There can be no assurance the Company and the Bank will be able to fully comply with each of the provisions of the Written Agreement in the required timeframes set forth therein, if at all.  Any failure by the Company or the Bank to so comply could result in additional regulatory sanctions being imposed that could have a material adverse impact on the Company’s and the Bank’s respective financial condition and results of operations.

•

Although the Written Agreement is intended to strengthen the Company’s and the Bank’s financial condition and results of operations, its primary purpose is to protect depositors and the FDIC Deposit Insurance Fund and not to protect shareholders or increase the value of the Company;

•

Compliance with certain provisions of the Written Agreement could have a material adverse affect on the Bank’ and the Company’s results of operations for the fourth quarter of 2010, most notably the requirement that the Bank charge off approximately $3.8 million of certain assets classified as loss.  Of this amount, $3.3 million was charged off during the third quarter of 2010 and the remaining $0.5 million will be charged off during the fourth quarter of 2010.

•

Compliance with certain provisions of the Written Agreement could adversely impact the ability of the Company to raise additional capital in the future should it become necessary to do so, or to engage in certain deposit-taking activities.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Written Agreement, effective December 29, 2010, by and among Baylake Corp., Baylake Bank, the Federal Reserve Bank of Chicago and the State of Wisconsin Department of Financial Institutions

Caution about Forward-Looking Statements

Certain information contained in this Current Report or in an attached exhibit may include “forward-looking statements.”  These forward-looking statements related to the Company’s future growth, profitability, capital and market position, the execution of its business plans, and expected progress on satisfying the terms of the Written Agreement.  Actual results, performance or achievements of the Company may differ materially from those expressed or implied by forward-looking statements.  For details on factors that could affect expectations, see the cautionary language included in Item 8.01 above and under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 3, 2011

BAYLAKE CORP.

By:  /s/ Kevin L. LaLuzerne

Kevin L. LaLuzerne

Senior Vice President and Chief Financial

Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Written Agreement, effective December 29, 2010, by and among Baylake Corp., Baylake Bank, the Federal Reserve Bank of Chicago and the State of Wisconsin Department of Financial Institutions